UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Unified Series Trust

(Exact name of registrant as specified in its charter)

Ohio (State of incorporation or organization)	See below (IRS Employer Identification No.)

225 Pictoria Drive, Suite 450 Cincinnati, OH (Address of principal executive offices)	45246 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
OneAscent Large Cap Core ETF	NYSE Arca	87-2709669

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-100654

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

Reference is made to Post-Effective Amendment No. 521 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-100654 and 811-21237), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR November 5, 2021, which is incorporated herein by reference.

Item 2.	Exhibits

A.	Agreement and Declaration of Trust as filed with the State of Ohio on October 17, 2002 – Filed with Registrant’s initial registration statement on Form N-1A (File Nos. 333-100654 and 811-21237) dated October 21, 2002 and incorporated herein by reference.
B.	Copy of Amendment No. 38 to Agreement and Declaration of Trust as filed with the State of Ohio on August 19, 2021 – Filed with Registrant’s registration statement on Form N-1A (File Nos. 333-100654 and 811-21237) dated August 24, 2021 and incorporated herein by reference.
C.	Registrant’s By-Laws dated October 17, 2002 – Filed with Registrant’s initial registration statement on Form N-1A (File Nos. 333-100654 and 811-21237) dated October 21, 2002 and incorporated herein by reference.
D.	Form of Authorized Participant Agreement for the OneAscent Large Cap Core ETF – Filed with Registrant’s registration statement on Form N-1A (File Nos. 333-100654 and 811-21237) dated November 20, 2020 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Unified Series Trust

Date: November 5, 2021	By:	/s/ Martin R. Dean
Martin R. Dean
President